Exhibit 99.1

ADM Reports Second Quarter Earnings of $0.48 per Share,
$0.41 per Share on an Adjusted Basis
•Net earnings of $284 million
•Market conditions began to turn in the quarter, presenting improved opportunities for second half

CHICAGO, Aug. 2, 2016—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended June 30, 2016.

“After a challenging start to the year, general market conditions began to turn at the end of the second quarter, providing us with improved opportunities for the second half of the year,” said ADM Chairman and CEO Juan Luciano. “Weak grain handling margins and merchandising results continued for Ag Services. Results for Corn included strong performance in sweeteners and starches offset by lower ethanol results. Our Oilseeds operations leveraged their flex capacity to crush record volumes of soybeans in the second quarter as global protein demand continues to grow. WFSI saw strong growth in flavors and systems, with operating profit in line with the year-ago quarter.

“During the quarter, we continued to advance our strategic plan, acquiring full ownership of Amazon Flavors, a leading Brazilian manufacturer of natural extracts, emulsions and compounds. We added soybean crushing capability to our facility in Straubing, Germany, allowing us to utilize flex capacity while also meeting growing customer demand for non-GMO soybean meal and oil in Western Europe. We continued to invest in Asia’s growing and evolving food demand by further increasing our strategic ownership stake in Wilmar from 20 percent to 22 percent. In addition, we continue to make progress in the strategic review of our ethanol dry mills. We have implemented almost $150 million of new run-rate savings actions in the first half of the year and remain on track to meet our $275 million target by the end of the calendar year. Also, we repurchased about $500 million of shares in the first half as we continue to execute on our balanced capital allocation framework.

“The first half of the year was very challenging. However, with improved fundamentals, we anticipate a more favorable second half of the year.”

Second Quarter 2016 Highlights:

	Quarter ended June 30
	2016			2015
	As Reported	Adj	Adjusted[1]	As Reported	Adj	Adjusted[1]
	(in millions, except per share amounts)
Earnings per share	$0.48	$(0.07)	$0.41	$0.62	$(0.02)	$0.60

Segment Operating Profit[1]
Agricultural Services	$97	$(40)	$57	$152	$(25)	$127
Corn Processing	219	(56)	163	204	(16)	188
Oilseeds Processing	234	1	235	344	(43)	301
WFSI	106	(12)	94	104	—	104
Other	24	—	24	4	—	4
Total	$680	$(107)	$573	$808	$(84)	$724

1 Non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations, including after-tax amounts.

Second Quarter 2016 Highlights (continued):

•
EPS as reported of $0.48 includes a $0.09 per share charge related to LIFO, $0.17 per share of gains related to sales or revaluation of assets, and other charges of $0.01 per share. Excluding these items, adjusted EPS is $0.41[1].

•	Trailing four-quarter-average adjusted ROIC was 5.7 percent[1], 90 basis points below our annual WACC of 6.6 percent.

•	The effective tax rate for the quarter was 29 percent compared to 27 percent in the year-ago quarter. This quarter’s taxes included about $20 million of discrete tax items (about $0.03 per share).

•	During the first six months of 2016, the company returned $0.8 billion to shareholders through dividends and share repurchases.

Results of Operations:
In Ag Services, merchandising and handling earnings declined primarily due to compressed margins across the U.S. grain handling network. Excluding the valuation gain booked last year related to the acquisition of the company’s Romanian port, international merchandising results were up due to stronger origination results in Argentina and the addition of destination marketing in Egypt through the Medsofts joint venture.

Transportation results declined due to weak barge demand and lower freight rates.

In Milling and other, ADM Milling had a strong second quarter on solid volumes and margins.

In Corn Processing, sweeteners and starches results increased as the business continued to perform well with higher volumes and pricing, and improved margins from optimizing product grind in the company’s corn wet mills. The integration of the recent Eaststarch and Morocco acquisitions has gone better than planned, contributing to the company’s global sweeteners and starches portfolio and results.

Bioproducts results were down in the quarter. With ethanol margins continuing to be weak coming into the quarter due to high industry inventory levels, the company decreased production.

Lysine results continued to be pressured by large global production, particularly early in the quarter.  However, results improved late in the quarter as global inventories declined and strong demand continued.

In Oilseeds Processing, crushing and origination operating profit declined driven primarily by continued weak canola margins as well as lower soy crush margins, which were historically high last year. The company achieved record soy crush volumes in North America and Europe through increased utilization of new flex capacity. Throughout the quarter, the company effectively managed through unprecedented crush margin volatility.

Refining, packaging, biodiesel and other results were down from one year-ago mainly due to biodiesel timing effects, despite strong results in Specialty Fats and Oils and Golden Peanut.

Oilseeds results in Asia for the quarter improved slightly from the year-ago period, partially due to Wilmar’s first quarter equity earnings.

WFSI results included approximately $4 million of operational start-up costs related to Tianjin and Campo Grande. WFSI saw strong growth in flavors and systems offset by weaker sales of functional specialty proteins and fibers.

Other financial operating profit increased on higher ADM Investor Services customer volumes and  improved results from captive insurance operations.

1 Non-GAAP financial measures; see pages 9 and 10 for explanations and reconciliations, including after-tax amounts.

Other Items of Note
As additional information to help clarify underlying business performance, the tables on page 9 include both reported EPS as well as adjusted EPS excluding significant timing effects.

Segment operating profit of $680 million as reported for the quarter includes a gain of $48 million in Ag Services related to the receipt of final additional sales proceeds for Gruma; a gain of $63 million in Corn Processing related to the sale of the Brazilian sugar-ethanol business; and a gain in WFSI of $12 million related to purchasing the remaining equity interest in Amazon Flavors.

Adjusted segment operating profit was $573 million.

The effective tax rate for the quarter was 29 percent compared to 27 percent in the year-ago quarter, due to $20 million of negative discrete tax items in the quarter.

Wilmar issued a profit warning in July, announcing that it expects to report net losses of approximately $230 million for its second quarter. Because ADM records its share of Wilmar’s results on a one quarter lag basis, ADM expects to report about $50 million of equity losses in its third quarter results.

Conference Call Information
ADM will host a webcast on Aug. 2, 2016, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with more than 32,300 employees serving customers in more than 160 countries. With a global value chain that includes 428 crop procurement locations, 280 ingredient manufacturing facilities, 39 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Steve Schrier                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30			Six months ended June 30
(In millions)	2016	2015	Change	2016	2015	Change

Agricultural Services Operating Profit	$97	$152	$(55)	$172	$346	$(174)
Merchandising and handling (excl. specified items)	(14)	41	(55)	10	148	(138)
Milling and other (excluding specified item)	56	67	(11)	104	122	(18)
Transportation (excluding specified item)	15	19	(4)	19	51	(32)
Gains on sales of assets/revaluation*	43	27	16	43	27	16
Impairment and restructuring charges*	(3)	(2)	(1)	(4)	(2)	(2)

Corn Processing Operating Profit	$219	$204	$15	$350	$317	$33
Sweeteners and starches (excl. specified items)	182	145	37	323	230	93
Bioproducts (excluding specified items)	(19)	43	(62)	(31)	85	(116)
Gains on sales of assets*	63	6	57	63	6	57
Corn hedge timing effects*	(1)	11	(12)	1	(3)	4
Impairment and restructuring charges*	(6)	(1)	(5)	(6)	(1)	(5)

Oilseeds Processing Operating Profit	$234	$344	$(110)	$494	$813	$(319)
Crushing and origination (excl. specified items)	135	198	(63)	255	532	(277)
Refining, packaging, biodiesel, and other (excluding specified items)	53	64	(11)	132	145	(13)
Asia (excluding specified item)	47	39	8	109	107	2
Gain on sale of assets*	—	68	(68)	—	68	(68)
Impairment and restructuring charges*	(1)	(28)	27	(2)	(28)	26
Cocoa hedge timing effects*	—	3	(3)	—	(11)	11

Wild Flavors & Specialty Ingredients Operating Profit	$106	$104	$2	$176	$172	$4
Wild Flavors and Specialty Ingredients (excluding specified item)	94	104	(10)	164	172	(8)
Gain on revaluation*	12	—	12	12	—	12

Other Operating Profit	$24	$4	$20	$61	$15	$46
Financial	24	4	20	61	15	46

Segment Operating Profit	$680	$808	$(128)	$1,253	$1,663	$(410)
*Memo: Adjusted Segment Operating Profit	$573	$724	$(151)	$1,146	$1,607	$(461)

Corporate Results	$(273)	$(282)	$9	$(540)	$(447)	$(93)
LIFO credit (charge)	(88)	(61)	(27)	(102)	(59)	(43)
Interest expense - net	(63)	(80)	17	(131)	(158)	27
Unallocated corporate costs	(116)	(128)	12	(232)	(231)	(1)
Minority interest and other charges	(6)	(13)	7	(75)	1	(76)
Earnings Before Income Taxes	$407	$526	$(119)	$713	$1,216	$(503)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and significant mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2016	2015	2016	2015
	(in millions, except per share amounts)

Revenues	$15,629	$17,186	$30,013	$34,692
Cost of products sold	14,872	16,222	28,460	32,626
Gross profit	757	964	1,553	2,066
Selling, general, and administrative expenses	520	525	1,014	1,031
Asset impairment, exit, and restructuring costs	12	31	25	31
Equity in (earnings) losses of unconsolidated affiliates	(90)	(87)	(155)	(226)
Interest income	(23)	(21)	(45)	(39)
Interest expense	65	85	135	166
Other (income) expense - net	(134)	(95)	(134)	(113)
Earnings before income taxes	407	526	713	1,216
Income taxes	(119)	(143)	(195)	(340)
Net earnings including noncontrolling interests	288	383	518	876
Less: Net earnings (losses) attributable to noncontrolling interests	4	(3)	4	(3)
Net earnings attributable to ADM	$284	$386	$514	$879

Diluted earnings per common share	$0.48	$0.62	$0.87	$1.39

Average number of shares outstanding	594	627	595	633

Other (income) expense - net consists of:
Gains on sales of assets/revaluations (a)	$(121)	$(101)	$(124)	$(104)
Other - net	(13)	6	(10)	(9)
	$(134)	$(95)	$(134)	$(113)

(a) Current period gain in Ag Services (Q2 $45 million, YTD $47 million) related to realized contingent consideration from the sale of the Company’s equity investment in Gruma S.A.B de C.V. in December 2012 partially offset by a $5 million loss on sale of assets, Corn (Q2 & YTD $63 million) related to recovery of loss provisions and gain on the sale of the Company’s Brazilian sugar ethanol facilities, Wild (Q2 & YTD $12 million) related to the revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors, and individually insignificant disposals in Oilseeds (Q2 $1 million; YTD $2 million). Prior period gain in Ag Services (Q2 $27 million, YTD $28 million) related to the revaluation of the Company’s previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest, Corn (Q2 and YTD $6 million) related to the sale of the lactic business, and Oilseeds (Q2 $68 million, YTD $70 million) related to the Barcarena export terminal transaction.

Summary of Financial Condition
(Unaudited)

	June 30, 2016	June 30, 2015
	(in millions)
NET INVESTMENT IN
Cash and cash equivalents (b)	$334	$867
Short-term marketable securities (b)	396	309
Operating working capital (a)	8,184	8,282
Property, plant, and equipment	9,802	9,806
Investments in and advances to affiliates	4,429	3,930
Long-term marketable securities	487	492
Goodwill and other intangibles	3,865	3,347
Other non-current assets	648	405
Net current assets held for sale	—	1,229
	$28,145	$28,667
FINANCED BY
Short-term debt (b)	$1,554	$157
Long-term debt, including current maturities (b)	5,832	6,766
Deferred liabilities	3,049	3,186
Temporary equity	41	—
Shareholders’ equity	17,669	18,558
	$28,145	$28,667

(a)
Current assets (excluding cash and cash equivalents, short-term marketable securities, and current assets held for sale) less current liabilities (excluding short-term debt, current maturities of long-term debt, and current liabilities held for sale).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Six months ended June 30
	2016	2015
	(in millions)
Operating Activities
Net earnings	$518	$876
Depreciation and amortization	452	441
Asset impairment charges	20	31
Gains on sales of assets/revaluations	(121)	(104)
Other - net	169	(50)
Changes in operating assets and liabilities	(1,404)	(787)
Total Operating Activities	(366)	407

Investing Activities
Purchases of property, plant and equipment	(396)	(540)
Net assets of businesses acquired	(120)	(69)
Proceeds from sale of business/assets	96	135
Marketable securities - net	63	190
Other investing activities	(456)	(123)
Total Investing Activities	(813)	(407)

Financing Activities
Long-term debt borrowings	—	1,244
Long-term debt payments	(8)	(28)
Net borrowings (payments) under lines of credit	1,454	50
Purchases of treasury stock	(487)	(1,164)
Cash dividends	(353)	(350)
Other	(3)	16
Total Financing Activities	603	(232)

Increase (decrease) in cash and cash equivalents	(576)	(232)
Cash and cash equivalents - beginning of period	910	1,099
Cash and cash equivalents - end of period	$334	$867

Segment Operating Analysis
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2016	2015	2016	2015
	(in ‘000s metric tons)
Processed volumes
Oilseeds	8,468	8,438	16,749	17,287
Corn	5,087	5,709	10,829	11,011
Total processed volumes	13,555	14,147	27,578	28,298

	Quarter ended June 30		Six months ended June 30
	2016	2015	2016	2015
	(in millions)
Revenues
Agricultural Services	$6,387	$7,005	$12,867	$15,050
Corn Processing	2,352	2,579	4,559	5,045
Oilseeds Processing	6,099	6,822	11,096	13,115
Wild Flavors and Specialty Ingredients	680	682	1,272	1,288
Other	111	98	219	194
Total revenues	$15,629	$17,186	$30,013	$34,692

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2016	2015	2016	2015
EPS (fully diluted) as reported	$0.48	$0.62	$0.87	$1.39
Adjustments:
LIFO (credit) charge (a)	0.09	0.06	0.11	0.06
Gains on sales of assets/revaluations (b)	(0.17)	(0.11)	(0.17)	(0.11)
Asset impairment and restructuring charges (c)	0.01	0.04	0.02	0.04
Effective tax rate adjustment (d)	—	(0.01)	—	—
Sub-total adjustments	(0.07)	(0.02)	(0.04)	(0.01)
Adjusted earnings per share (non-GAAP)	$0.41	$0.60	$0.83	$1.38

Memo: Timing effects (gain) loss
Corn (e)	—	(0.01)	—	—
Cocoa (f)	—	(0.01)	—	0.01
Sub-total timing effects	—	(0.02)	—	0.01
Adjusted EPS excluding timing effects (non-GAAP)	$0.41	$0.58	$0.83	$1.39

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $88 million pretax ($55 million after tax), and $102 million pretax, ($63 million after tax), respectively, tax effected using the Company’s U.S. effective income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $61 million pretax ($38 million after tax) and $59 million pretax ($37 million after tax), respectively, tax effected using the Company’s U.S. effective income tax rate.

(b)
Current period gain of $118 million pretax ($101 million after tax), primarily related to recovery of loss provisions and gain related to the sale of the Company’s Brazilian sugar ethanol facilities, realized contingent consideration on the sale of the Company’s equity investment in Gruma S.A. de C.V. in December 2012, and revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors, partially offset by a $5 million pretax ($3 million after tax) loss on sale of assets, tax effected using the applicable tax rates. Prior period gain of $101 million pretax ($71 million after tax), primarily related to the revaluation of the Company’s previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest, the sale of assets to the new Barcarena export terminal joint venture in Brasil, and sale of the lactic business, tax effected using the applicable tax rates.

(c)
Current quarter and YTD charges of $12 million pretax ($8 million after tax) and $25 million pretax ($16 million after tax), respectively, primarily related to impairment of certain long-lived assets and restructuring charges, tax effected using the applicable tax rates. Prior period charges of $31 million pretax ($28 million after tax), primarily related to certain long-lived assets, tax effected using the applicable tax rates.

(d)	Impact to EPS due to the change in annual effective tax rate.

(e)	Corn timing effects for corn hedge ineffectiveness gains (Q2’15 $11 million pretax, $7 million after tax), tax effected using the Company’s U.S. effective income tax rate.

(f)	Cocoa timing effects (Q2’15 gains of $3 million pretax, $2 million after tax; YTD’15 losses of $11 million pretax, $8 million after tax), tax effected using the Company’s effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on EPS as reported of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be an alternative to EPS as reported, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	June 30, 2016	June 30, 2016

Net earnings attributable to ADM	$252	$718	$230	$284	$1,484
Adjustments:
Interest expense	69	73	70	65	277
LIFO	(75)	14	14	88	41
Other adjustments	222	(260)	13	(106)	(131)
Total adjustments	216	(173)	97	47	187
Tax on adjustments	(71)	(135)	(37)	(43)	(286)
Net adjustments	145	(308)	60	4	(99)
Total Adjusted ROIC Earnings	$397	$410	$290	$288	$1,385

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	June 30, 2016	Quarter Average

Equity (1)	$17,863	$17,899	$17,899	$17,655	$17,829
+ Interest-bearing liabilities (2)	6,783	5,877	6,646	7,386	6,673
+ LIFO adjustment (net of tax)	26	35	44	99	51
Other adjustments	149	(362)	8	(91)	(74)
Total Adjusted Invested Capital	$24,821	$23,449	$24,597	$25,049	$24,479

Adjusted Return on Invested Capital					5.7%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.